                       FIRST DECATUR BANCSHARES, INC. AND
                                  SUBSIDIARIES

                        Consolidated Financial Statements
                           December 31, 1999 and 1998

                          INDEPENDENT AUDITOR'S REPORT



To the Stockholders and
Board of Directors
First Decatur Bancshares, Inc.
Decatur, Illinois


We have audited the accompanying consolidated balance sheet of First Decatur Bancshares, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements described above present fairly, in all material respects, the consolidated financial position of First Decatur Bancshares, Inc. and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles.

/s/ Olive LLP

Decatur, Illinois
January 28, 2000

                 FIRST DECATUR BANCSHARES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

DECEMBER 31                                                                               1999               1998
-----------------------------------------------------------------------------------------------------------------------
ASSETS
   Cash and due from banks                                                           $ 33,061,487       $ 30,114,165
   Federal funds sold                                                                   4,900,000         13,255,000
                                                                                     ----------------------------------
     Cash and cash equivalents                                                         37,961,487         43,369,165
   Investment securities
     Available for sale                                                               130,546,474        137,688,906
     Held to maturity (fair value of $20,307,489 and $26,150,193)                      20,383,900         25,567,253
                                                                                     ----------------------------------
         Total investment securities                                                  150,930,374        163,256,159
   Loans, net of allowance for loan losses of $3,623,213 and $3,573,320               252,732,072        214,812,279
   Premises and equipment                                                               9,508,120          9,081,662
   Other assets                                                                        12,880,583         11,173,097
                                                                                     ----------------------------------
         Total assets                                                                $464,012,636       $441,692,362
                                                                                     ==================================

LIABILITIES
   Deposits
     Noninterest bearing                                                             $ 69,316,506       $ 65,893,829
     Interest bearing                                                                 304,954,916        289,874,276
                                                                                     ----------------------------------
         Total deposits                                                               374,271,422        355,768,105
   Short-term borrowings                                                               12,890,978         10,277,956
   Federal Home Loan Bank advances                                                     17,851,042         17,904,373
   Other liabilities                                                                    6,600,628          4,373,600
                                                                                     ----------------------------------
         Total liabilities                                                            411,614,070        388,324,034
                                                                                     ----------------------------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
   Preferred stock, no par value
     Authorized and unissued -- 200,000 shares
   Common stock, $0.01 par value
     Authorized -- 5,000,000 shares
     Issued -- 2,909,397, of which 144,427 shares and 140,455 shares
       were held as treasury stock                                                         29,094             29,094
   Additional paid-in capital                                                           8,027,249          8,094,003
   Retained earnings                                                                   51,316,014         48,617,866
   Accumulated other comprehensive income (loss)                                       (2,701,501)           621,819
                                                                                     ----------------------------------
                                                                                       56,670,856         57,362,782
   Treasury stock, at cost                                                             (4,272,290)        (3,994,454)
                                                                                     ----------------------------------
         Total stockholders' equity                                                    52,398,566         53,368,328
                                                                                     ----------------------------------

         Total liabilities and stockholders' equity                                  $464,012,636       $441,692,362
                                                                                     ==================================

See notes to consolidated financial statements.


                                      (2)

                 FIRST DECATUR BANCSHARES, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31                                                    1999              1998             1997
-------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
   Loans receivable
     Taxable                                                           $19,211,016      $17,461,029       $17,766,929
     Tax exempt                                                             97,490          108,009           103,761
   Investment securities
     Taxable                                                             8,036,120        7,917,093         7,018,176
     Tax exempt                                                          1,129,890        1,057,645           782,958
   Federal funds sold                                                      604,997          955,222           587,597
   Other interest income                                                    67,938          107,776            62,010
                                                                       --------------------------------------------------
         Total interest income                                          29,147,451       27,606,774        26,321,431
                                                                       --------------------------------------------------
INTEREST EXPENSE
   Deposits                                                             11,994,616       11,672,926        11,117,142
   Federal funds purchased and securities sold under repurchase
     agreements                                                            298,012          326,315           304,524
   Federal Home Loan Bank advances                                         993,609          805,663           201,017
   U.S. Treasury demand notes                                              107,071           95,286            93,522
                                                                       --------------------------------------------------
         Total interest expense                                         13,393,308       12,900,190        11,716,205
                                                                       --------------------------------------------------
NET INTEREST INCOME                                                     15,754,143       14,706,584        14,605,226
   Provision for loan losses                                               213,000          274,000           432,000
                                                                       --------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                     15,541,143       14,432,584        14,173,226
                                                                       --------------------------------------------------
OTHER INCOME
   Remittance processing income                                          8,159,739        5,164,537         4,240,590
   Fiduciary activities                                                  1,912,483        1,724,297         1,623,343
   Service charges on deposit accounts                                     956,630        1,002,295         1,063,557
   Loan servicing fees                                                     126,853           67,868           154,180
   Net realized gains on sales of securities available for sale             53,790           65,988            11,019
   Net gains on loan sales                                                 248,897          506,535           282,356
   Other income                                                          1,272,815        1,087,248           985,487
                                                                       --------------------------------------------------
         Total other income                                             12,731,207        9,618,768         8,360,532
                                                                       --------------------------------------------------
OTHER EXPENSES
   Salaries and employee benefits                                       10,312,501        8,465,898         7,864,296
   Termination of pension plan and benefit costs                           742,724
   Net occupancy expenses                                                1,201,322        1,118,471         1,136,502
   Equipment expenses                                                    2,432,579        2,050,050         2,179,185
   Service charges from corresponding banks                              1,347,672          755,281           497,987
   Reconciliation liability                                              2,500,000
   Supplies                                                                580,370          477,523           408,707
   Professional fees                                                       450,622          410,440           366,143
   Postage                                                                 486,898          361,772           371,910
   Other expenses                                                        2,429,095        2,404,670         2,298,009
                                                                       --------------------------------------------------
         Total other expenses                                           22,483,783       16,044,105        15,122,739
                                                                       --------------------------------------------------
INCOME BEFORE INCOME TAX                                                 5,788,567        8,007,247         7,411,019
   Income tax expense                                                    1,652,359        2,395,823         2,317,961
                                                                       --------------------------------------------------

NET INCOME                                                               $  4,136,208     $  5,611,424      $  5,093,058
                                                                       =====================================================
BASIC EARNINGS PER SHARE                                                 $       1.50     $       1.95      $       1.77
                                                                       =====================================================
DILUTED EARNINGS PER SHARE                                               $       1.49     $       1.94      $       1.76
                                                                       =====================================================

See notes to consolidated financial statements.


                                      (3)

                 FIRST DECATUR BANCSHARES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                  COMMON STOCK
                                         --------------------------------
                                                                           ADDITIONAL
                                              SHARES                        PAID-IN      COMPREHENSIVE      RETAINED
                                              ISSUED         AMOUNT         CAPITAL          INCOME         EARNINGS
-----------------------------------------------------------------------------------------------------------------------
BALANCES,  JANUARY 1, 1997                  2,909,397          $29,094    $7,999,499                      $40,797,815
   Comprehensive income
     Net income                                                                             $5,093,058      5,093,058
     Other comprehensive income, net of
       tax
       Unrealized gains on securities,
         net of reclassification
         adjustment                                                                            247,468
                                                                                        -----------------
   Comprehensive income                                                                     $5,340,526
                                                                                        =================
   Cash dividends ($.48 per share)                                                                         (1,384,837)
   Phantom stock                                                              20,608
   Net treasury stock transactions                                             4,315
                                         ------------------------------------------------               ---------------

BALANCES, DECEMBER 31, 1997                 2,909,397           29,094     8,024,422                       44,506,036
   Comprehensive Income
     Net income                                                                             $5,611,424      5,611,424
     Other comprehensive income, net of
       tax
       Unrealized gains on securities,
         net of reclassification
         adjustment                                                                            241,685
                                                                                        -----------------
   Comprehensive income                                                                     $5,853,109
                                                                                        =================
   Cash dividends ($.52 per share)                                                                         (1,499,594)
   Phantom stock                                                              53,620
   Net treasury stock transactions                                            15,961
                                         ------------------------------------------------               ---------------

BALANCES, DECEMBER 31, 1998                 2,909,397           29,094     8,094,003                       48,617,866
   Comprehensive Income
     Net income                                                                         $    4,136,208      4,136,208
     Other comprehensive income (loss),
       net of tax
       Unrealized losses on securities,
         net of reclassification
         adjustment                                                                         (3,323,320)
                                                                                        -----------------

   Comprehensive income                                                                 $      812,888
                                                                                        =================
   Cash dividends ($.52 per share)                                                                         (1,438,060)
   Reclassification of phantom stock                                        (220,090)
   Net treasury stock transactions                                           153,336
                                         ------------------------------------------------               ---------------

BALANCES, DECEMBER 31, 1999                 2,909,397         $ 29,094   $ 8,027,249                    $  51,316,014
                                         ================================================               ===============

                                           ACCUMULATED
                                              OTHER
                                          COMPREHENSIVE      TREASURY
                                          INCOME (LOSS)       STOCK           TOTAL
-----------------------------------------------------------------------------------------
BALANCES,  JANUARY 1, 1997                   $  132,666   $   (464,764)    $48,494,310
   Comprehensive income
     Net income                                                              5,093,058
     Other comprehensive income, net of
       tax
       Unrealized gains on securities,
         net of reclassification
         adjustment                             247,468                        247,468

   Comprehensive income

   Cash dividends ($.48 per share)                                          (1,384,837)
   Phantom stock                                                                20,608
   Net treasury stock transactions                            (175,719)       (171,404)
                                         ------------------------------------------------

BALANCES, DECEMBER 31, 1997                     380,134       (640,483)     52,299,203
   Comprehensive Income
     Net income                                                              5,611,424
     Other comprehensive income, net of
       tax
       Unrealized gains on securities,
         net of reclassification
         adjustment                             241,685                        241,685

   Comprehensive income

   Cash dividends ($.52 per share)                                          (1,499,594)
   Phantom stock                                                                53,620
   Net treasury stock transactions                          (3,353,971)     (3,338,010)
                                         ------------------------------------------------

BALANCES, DECEMBER 31, 1998                     621,819     (3,994,454)     53,368,328
   Comprehensive Income
     Net income                                                              4,136,208
     Other comprehensive income (loss),
       net of tax
       Unrealized losses on securities,
         net of reclassification
         adjustment                          (3,323,320)                    (3,323,320)


   Comprehensive income

   Cash dividends ($.52 per share)                                          (1,438,060)
   Reclassification of phantom stock                                          (220,090)
   Net treasury stock transactions                            (277,836)       (124,500)
                                         ------------------------------------------------

BALANCES, DECEMBER 31, 1999                 $(2,701,501)   $(4,272,290)    $52,398,566
                                         ================================================

See notes to consolidated financial statements.


                                      (4)

                 FIRST DECATUR BANCSHARES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS


YEAR ENDED DECEMBER 31                                                       1999              1998             1997
----------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
   Net income                                                              $  4,136,208     $  5,611,424      $  5,093,058
   Adjustments to reconcile net income to net cash
     provided by operating activities
     Provision for loan losses                                                  213,000          274,000           432,000
     Amortization of goodwill                                                    26,232           26,232            28,015
     Depreciation                                                             1,453,485        1,300,489         1,461,133
     Deferred income tax                                                       (362,923)          24,758           322,598
     Investment securities amortization, net                                    389,111           16,201           176,280
     Investment securities (gains) losses                                       (53,790)         (65,988)          (11,019)
     Gains on loan sales                                                       (121,384)        (251,794)         (151,706)
     Loans originated for resale                                            (12,751,300)     (25,374,060)      (13,066,120)
     Proceeds from sales of loans originated for resale                      12,872,684       25,625,854        13,217,826
     Net change in
       Other assets                                                              20,887       (3,139,101)         (375,523)
       Other liabilities                                                      2,327,269           20,882           174,114
                                                                       -----------------------------------------------------
         Net cash provided by operating activities                            8,149,479        4,068,897         7,300,656
                                                                       -----------------------------------------------------

INVESTING ACTIVITIES
   Purchases of securities available for sale                               (51,719,209)     (92,658,212)      (47,977,838)
   Proceeds from maturities of securities available for sale                 32,577,788       54,480,067        29,986,637
   Proceeds from sales of securities available for sale                      20,974,515        7,570,408         5,993,748
   Purchases of securities held to maturity                                                   (1,547,739)       (4,826,700)
   Proceeds from maturities of securities held to maturity                    5,122,037        7,674,064         9,807,164
   Net change in loans                                                      (38,132,793)     (18,563,872)         (440,846)
   Purchases of premises and equipment                                       (1,879,943)      (1,110,887)         (566,350)
                                                                       -----------------------------------------------------
         Net cash used by investing activities                              (33,057,605)     (44,156,171)       (8,024,185)
                                                                       -----------------------------------------------------

FINANCING ACTIVITIES
   Net change in
     Demand and savings deposits                                              5,900,730       36,982,578         9,701,278
     Certificates of deposit                                                 12,602,587       (2,342,343)       (8,735,499)
     Short-term borrowings                                                    2,613,022       (1,321,121)       (7,703,123)
   Federal Home Loan Bank advances                                                            15,000,000         3,000,000
   Repayment of Federal Home Loan Bank advances                                 (53,331)         (49,767)       (2,545,860)
   Cash dividends                                                            (1,438,060)      (1,499,594)       (1,384,837)
   Net cash purchase of treasury stock                                         (124,500)      (3,338,010)         (171,404)
                                                                       -----------------------------------------------------
         Net cash provided (used) by financing activities                    19,500,448       43,431,743        (7,839,445)
                                                                       -----------------------------------------------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                      (5,407,678)       3,344,469        (8,562,974)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                 43,369,165       40,024,696        48,587,670
                                                                       -----------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF YEAR                                      $37,961,487      $43,369,165       $40,024,696
                                                                       =====================================================

ADDITIONAL CASH FLOWS INFORMATION
   Interest paid                                                            $13,302,574      $12,805,990       $11,773,964
   Income tax paid                                                            2,686,000        2,324,000         1,902,061

See notes to consolidated financial statements.


                                      (5)

                 FIRST DECATUR BANCSHARES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 -- NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIEs

The accounting and reporting policies of First Decatur Bancshares, Inc. (Company), and its wholly owned subsidiaries, The First National Bank of Decatur (Decatur Bank), FirsTech, Inc. (FirsTech), and First Trust Bank of Shelbyville (Shelby Bank), conform to generally accepted accounting principles and reporting practices followed by the banking industry. The more significant of the policies are described below.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The Company is a holding company whose principal activity is the ownership and management of the subsidiaries. Decatur Bank operates under a national charter and provides full banking services, including trust services. As a national bank, Decatur Bank is subject to regulation by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation (FDIC). Shelby Bank operates under a state bank charter and provides full banking services, including trust services. As a state bank, Shelby Bank is subject to regulation by the Office of Banks and Real Estate, State of Illinois, and the FDIC.

The Banks generate commercial, mortgage and consumer loans and receive deposits from customers located primarily in Central Illinois. The Banks' loans are generally secured by specific items of collateral including real property, consumer assets and business assets. FirsTech is a remittance processing company that provides various remittance processing services primarily for several large utility companies.

CONSOLIDATION--The consolidated financial statements include the accounts of the Company and the subsidiaries after elimination of all material intercompany transactions and accounts.

INVESTMENT SECURITIES--Debt securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Securities held to maturity are carried at amortized cost. Debt securities not classified as held to maturity are classified as available for sale. Securities available for sale are carried at fair value with unrealized gains and losses reported as part of accumulated other comprehensive income in stockholders' equity, net of tax.

Amortization of premiums and accretion of discounts are recorded as interest income from securities. Realized gains and losses are recorded as net security gains (losses). Gains and losses on sales of securities are determined on the specific-identification method.

MORTGAGE SERVICING RIGHTS on originated loans are capitalized by allocating the total cost of the mortgage loans between the mortgage servicing rights and the loans based on their relative fair values. Capitalized servicing rights are amortized in proportion to and over the period of estimated servicing revenues.


                                      (6)

FIRST DECATUR BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


LOANS are carried at the principal amount outstanding. Interest income is accrued on the principal balances of loans, except for installment loans with add-on interest, for which a method that approximates the level yield method is used. In applying the provisions of Statement of Financial Accounting Standards
(SFAS) No. 114, the Company considers its investments in 1-4 residential loans and consumer installment loans to be homogeneous and therefore excluded from separate identification for valuation of impairment. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed when considered uncollectible. Interest income is subsequently recognized only to the extent cash payments are received.

ALLOWANCE FOR LOAN LOSSES is maintained to absorb loan losses based on management's continuing review and evaluation of the loan portfolios and its judgment as to the impact of economic conditions on the portfolios. The evaluation by management includes consideration of past loss experience, changes in the composition of the portfolios, the current condition and amount of loans outstanding, and the probability of collecting all amounts due. Impaired loans are measured by the present value of expected future cash flows, or the fair value of the collateral of the loan, if collateral dependent.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. Management believes that as of December 31, 1999, the allowance for loan losses is adequate based on information currently available. A worsening or protracted economic decline in the area within which the Company operates would increase the likelihood of additional losses due to credit and market risks and could create the need for additional loss reserves.

PREMISES AND EQUIPMENT are carried at cost net of accumulated depreciation. Depreciation is computed using primarily the straight-line method based principally on the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

INTANGIBLE ASSETS are being amortized on a straight-line basis over fifteen years. Such assets are periodically evaluated as to the recoverability of their carrying value.

TREASURY STOCK is stated at cost. Cost is determined by the first-in, first-out method.

INCOME TAX in the consolidated statement of income includes deferred income tax provisions or benefits for all significant temporary differences in recognizing income and expenses for financial reporting and income tax purposes. The Company files consolidated income tax returns with its subsidiaries.

EARNINGS PER SHARE - Basic earnings per share have been computed based upon the weighted average common shares outstanding during each year. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company.

RECLASSIFICATIONS of certain amounts in the 1998 and 1997 consolidated financial statements have been made to conform to the 1999 presentation.


                                      (7)

FIRST DECATUR BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 -- MERGER AGREEMENt

On August 12, 1999, the Company's Board of Directors approved a merger agreement between BankIllinois Financial Corporation (BankIllinois) and the Company that would result in a tax-free merger into a new company known as Main Street Trust, Inc. Under the terms of this agreement, each BankIllinois share and each Company share issued and outstanding prior to the effective date of the merger shall be converted into shares of Main Street Trust, Inc. It is anticipated that this transaction will be completed during the first quarter of 2000. However, it is subject to several conditions including approval of BankIllinois shareholders, Company shareholders and various regulatory authorities. At December 31, 1999, BankIllinois had total assets of $571,777,000, total deposits of $420,803,000 and total stockholders' equity of $63,725,000.


NOTE 3 -- RESTRICTION ON CASH AND DUE FROM BANKs

The Banks are required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank. The reserve required at December 31, 1999, was $1,393,000.


NOTE 4 -- INVESTMENT SECURITIEs

                                                                                  1999
                                             -------------------------------------------------------------------------------
                                                                         GROSS             GROSS
                                                   AMORTIZED          UNREALIZED         UNREALIZED            FAIR
DECEMBER 31                                          COST                GAINS             LOSSES             VALUE
----------------------------------------------------------------------------------------------------------------------------
Available for sale
   U.S. Treasury                                 $   16,374,515          $  24,873      $   (110,159)       $  16,289,229
   Federal agencies                                  96,061,440             13,408        (3,480,102)          92,594,746
   State and municipal                               10,623,304                108          (403,303)          10,220,109
   Mortgage-backed securities                        11,580,398              7,496          (145,504)          11,442,390
                                             -------------------------------------------------------------------------------
         Total available for sale                   134,639,657             45,885        (4,139,068)         130,546,474
                                             -------------------------------------------------------------------------------
Held to maturity
   State and municipal                               15,510,425             74,120           (95,431)          15,489,114
   Mortgage-backed securities                         4,873,475              4,809           (59,909)           4,818,375
                                             -------------------------------------------------------------------------------
         Total held to maturity                      20,383,900             78,929          (155,340)          20,307,489
                                             -------------------------------------------------------------------------------
         Total investment securities              $ 155,023,557           $124,814       $(4,294,408)        $150,853,963
                                             ===============================================================================


                                      (8)

FIRST DECATUR BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                  1998
                                             -------------------------------------------------------------------------------
                                                                         GROSS             GROSS
                                                   AMORTIZED          UNREALIZED         UNREALIZED            FAIR
DECEMBER 31                                          COST                GAINS             LOSSES             VALUE
----------------------------------------------------------------------------------------------------------------------------
Available for sale
   U.S. Treasury                                   $ 26,992,024        $   576,631                           $ 27,568,655
   Federal agencies                                  91,550,844            501,485         $(152,169)          91,900,160
   State and municipal                                6,316,397            115,757           (13,521)           6,418,633
   Mortgage-backed securities                        11,887,491             46,443          (132,476)          11,801,458
                                             -------------------------------------------------------------------------------
         Total available for sale                   136,746,756          1,240,316          (298,166)         137,688,906
                                             -------------------------------------------------------------------------------
Held to maturity
   U.S. Treasury                                        749,341             12,768                                762,109
   Federal agencies                                     500,461              6,569                                507,030
   State and municipal                               17,520,927            518,534            (1,850)          18,037,611
   Mortgage-backed securities                         6,796,524             46,919                              6,843,443
                                             -------------------------------------------------------------------------------
         Total held to maturity                      25,567,253            584,790            (1,850)          26,150,193
                                             -------------------------------------------------------------------------------
         Total investment securities               $162,314,009         $1,825,106         $(300,016)        $163,839,099
                                             ===============================================================================

The amortized cost and fair value of securities held to maturity and available for sale at December 31, 1999, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                        HELD TO MATURITY                      AVAILABLE FOR SALE
                                             -------------------------------------------------------------------------------
                                                                        FAIR                                   FAIR
                                                AMORTIZED COST          VALUE          AMORTIZED COST          VALUE
----------------------------------------------------------------------------------------------------------------------------
Within one year                                   $  1,946,182       $  1,950,960      $  10,240,531        $  10,208,848
One to five years                                    5,367,743          5,392,304         57,281,345           56,063,013
Five to ten years                                    6,654,137          6,624,229         45,482,687           43,350,575
After ten years                                      1,542,363          1,521,621         10,054,696            9,481,648
                                             -------------------------------------------------------------------------------
                                                    15,510,425         15,489,114        123,059,259          119,104,084
Mortgage-backed securities                           4,873,475          4,818,375         11,580,398           11,442,390
                                             -------------------------------------------------------------------------------

         Totals                                    $20,383,900        $20,307,489       $134,639,657         $130,546,474
                                             ===============================================================================

Securities with a carrying value of approximately $89,698,000 and $66,954,000 were pledged at December 31, 1999 and 1998 to secure certain deposits and for other purposes as permitted or required by law.

Proceeds from sales of securities available for sale during 1999, 1998 and 1997 were $20,974,515, $7,570,408, and $5,993,748. Gross gains of $71,312, $65,988, and $11,019, and gross losses of $17,522, $0, and $0 were realized on those sales.

There were no sales of securities held to maturity or transfers between classifications during 1999, 1998 or 1997.


                                      (9)

FIRST DECATUR BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


With the exception of securities of the U.S. Treasury and other U.S. Government agencies and corporations, the Company did not hold any securities of a single issuer, payable from and secured by the same source of revenue or taxing authority, the book value of which exceeds 10% of stockholders' equity at December 31, 1999.


NOTE 5 -- LOANS AND ALLOWANCE


DECEMBER 31                                                                                 1999               1998
----------------------------------------------------------------------------------------------------------------------------
Commercial and industrial loans                                                          $  49,602,371      $  35,997,500
Real estate loans                                                                          133,138,631        107,609,951
Construction loans                                                                           9,280,807          7,587,662
Agricultural production financing and other loans to farmers                                10,879,849         11,497,710
Individuals' loans for household and other personal expenditures
   and other loans                                                                          53,077,780         55,692,188
Tax-exempt loans                                                                             1,724,955          1,514,039
                                                                                     ---------------------------------------
                                                                                           257,704,393        219,899,050
Unearned interest on loans                                                                  (1,349,108)        (1,513,451)
Allowance for loan losses                                                                   (3,623,213)        (3,573,320)
                                                                                     ---------------------------------------

         Total loans                                                                      $252,732,072       $214,812,279
                                                                                     =======================================


YEAR ENDED DECEMBER 31                                                       1999              1998             1997
----------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses
   Balances, January 1                                                       $3,573,320       $3,530,749        $3,381,519
   Provision for losses                                                         213,000          274,000           432,000
   Recoveries on loans                                                          121,425          104,982           325,499
   Loans charged off                                                           (284,532)        (336,411)         (608,269)
                                                                       -----------------------------------------------------

   Balances, December 31                                                     $3,623,213       $3,573,320        $3,530,749
                                                                       =====================================================

The amounts of impaired loans outstanding at December 31, 1999, 1998 and 1997 and during 1999, 1998 and 1997 were immaterial.


                                      (10)

FIRST DECATUR BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6 -- PREMISES AND EQUIPMENT

DECEMBER 31                                                                                    1999             1998
----------------------------------------------------------------------------------------------------------------------------
Land                                                                                        $  1,655,652      $  1,655,652
Buildings and improvements                                                                     7,520,851         7,520,851
Equipment                                                                                     10,977,460         9,428,578
                                                                                        ------------------------------------
         Total cost                                                                           20,153,963        18,605,081
Accumulated depreciation                                                                     (10,645,843)       (9,523,419)
                                                                                        ------------------------------------

         Net                                                                                $  9,508,120      $  9,081,662
                                                                                        ====================================

NOTE 7 -- LOAN SERVICING

Loans serviced for others are not included in the accompanying consolidated balance sheet. The unpaid principal balances of loans serviced for others totaled $67,861,000, $69,354,000, and $67,022,000, at December 31, 1999, 1998,
and 1997.

The aggregate fair value of capitalized mortgage servicing rights at December 31, 1999, 1998 and 1997 totaled $429,161, $358,417 and $210,234. Comparable market values were used to estimate fair value. For purposes of measuring impairment, risk characteristics including product type, investor type, and interest rates were used to stratify the originated mortgage servicing rights.


YEAR ENDED DECEMBER 31                                                       1999              1998             1997
----------------------------------------------------------------------------------------------------------------------------
Mortgage Servicing Rights
   Balances, January 1                                                         $358,417        $ 210,234          $101,279
   Servicing rights capitalized                                                 127,513          254,740           130,650
   Amortization of servicing rights                                             (56,769)        (106,557)          (21,695)
                                                                       -----------------------------------------------------

   Balances, December 31                                                       $429,161        $ 358,417          $210,234
                                                                       =====================================================


NOTE 8 -- DEPOSITS


DECEMBER 31                                                                                 1999               1998
----------------------------------------------------------------------------------------------------------------------------
Demand deposits                                                                           $158,978,255       $148,655,592
Savings deposits                                                                            57,561,396         61,983,329
Certificates and other time deposits of $100,000 or more                                    56,040,251         45,103,602
Other certificates and time deposits                                                       101,691,520        100,025,582
                                                                                     ---------------------------------------

         Total deposits                                                                   $374,271,422       $355,768,105
                                                                                     =======================================


                                      (11)

FIRST DECATUR BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Certificates and other time deposits maturing in years ending December 31,
   2000                                                                                      $110,517,159
   2001                                                                                        43,987,356
   2002                                                                                         1,939,260
   2003                                                                                         1,238,820
   2004                                                                                            49,176
                                                                                       --------------------

                                                                                             $157,731,771
                                                                                       ====================

NOTE 9 -- SHORT-TERM BORROWINGS


DECEMBER 31                                                                                    1999             1998
----------------------------------------------------------------------------------------------------------------------------
Securities sold under repurchase agreements                                                 $  7,590,804      $  9,371,310
U. S. Treasury demand notes                                                                    5,300,174           891,646
Federal funds purchased                                                                                             15,000
                                                                                        ------------------------------------
         Total short-term borrowings                                                         $12,890,978       $10,277,956
                                                                                        ====================================

Securities sold under agreements to repurchase consist of obligations of the Company to other parties. The obligations are secured by various investment securities and such collateral is held by various institutions in safekeeping. The maximum amount of outstanding agreements at any month-end during 1999 and 1998 totaled $23,709,515 and $18,328,019 and the daily average of such agreements totaled $11,572,390 and $11,499,753. The agreements at December 31, 1999, mature within twelve months.


NOTE 10 -- FEDERAL HOME LOAN BANK ADVANCES


DECEMBER 31                                                                                    1999             1998
----------------------------------------------------------------------------------------------------------------------------
Federal Home Loan Bank advances, rates ranging from 5.05% to 6.84%, due at various
   dates through June, 2008                                                                  $17,851,042       $17,904,373
                                                                                        ====================================

The Federal Home Loan Bank advances are secured by first-mortgage loans totaling $64,242,000. Advances are subject to restrictions or penalties in the event of repayment.


                                      (12)

FIRST DECATUR BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Maturities in years ending December 31
   2000                                                                                      $    57,149
   2001                                                                                           61,240
   2002                                                                                           65,625
   2003                                                                                           70,324
   2004                                                                                           75,359
   Thereafter                                                                                 17,521,345
                                                                                        -------------------
                                                                                             $17,851,042
                                                                                        ===================


NOTE 11 -- STOCKHOLDERS' EQUITY

The Company has an employee stock option plan (Plan) which is accounted for in accordance with Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and accordingly, no compensation expense for the stock option grants has been recognized. Under this plan, the Company grants selected key officers stock option awards which vest and become fully exercisable after the fifth anniversary of date of the grant. Stock options granted under this plan shall expire ten years from date of grant. At December 31, 1999, there were options outstanding (not intended to be incentive stock options) for 17,250 shares. These options were granted on December 31, 1993, with an exercise price of $16.67 per share and have a remaining contractual life of four years as of December 31, 1999. During 1999, all 17,250 shares became vested and exercisable. No shares have been exercised pursuant to the Plan.

The Company has a deferred compensation plan for nonemployee directors of the Company in which a participating director may defer directors fees in a fixed income fund or, alternatively, in the form of "phantom stock units." For directors electing to receive phantom stock, a deferred compensation account, included in other liabilities on the consolidated balance sheet, is credited with phantom stock units. Phantom stock units shall also be increased by any stock dividends or stock splits declared by the Company. At December 31, 1999 and 1998, $265,511 and $220,090 had been deferred from this plan, which represented 11,716 and 10,205 phantom stock units.


                                      (13)

FIRST DECATUR BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 12 -- INCOME TAX


YEAR ENDED DECEMBER 31                                                       1999              1998             1997
----------------------------------------------------------------------------------------------------------------------------
Income tax expense
   Currently payable
     Federal                                                                 $2,013,482       $2,369,359        $1,988,381
     State                                                                        1,800            1,706             6,982
   Deferred
     Federal                                                                   (362,923)          24,758           322,598
                                                                       -----------------------------------------------------

         Total income tax expense                                            $1,652,359       $2,395,823        $2,317,961
                                                                       =====================================================

Reconciliation of federal statutory to actual tax expense
   Federal statutory income tax at 34%                                       $1,968,113       $2,722,464        $2,519,746
   Tax exempt interest                                                         (360,399)        (356,022)         (266,477)
   Nondeductible expenses                                                        24,028           31,821            22,320
   Effect of state income taxes                                                   1,188            1,126             4,608
   Other                                                                         19,429           (3,566)           37,764
                                                                       -----------------------------------------------------

         Actual tax expense                                                  $1,652,359       $2,395,823        $2,317,961
                                                                       =====================================================

A cumulative net deferred tax asset (liability) is included in other assets (liabilities). The components are as follows:


DECEMBER 31                                                                                    1999             1998
----------------------------------------------------------------------------------------------------------------------------
ASSETS
   Loan losses                                                                               $   532,886        $  515,922
   Equipment sales                                                                                26,083             8,029
   Net unrealized loss on securities available for sale                                        1,391,682
   Other employee benefits                                                                       189,279            79,257
   Other                                                                                          12,608            16,642
                                                                                        ------------------------------------

         Total assets                                                                          2,152,538           619,850
                                                                                        ------------------------------------

LIABILITIES
   Depreciation                                                                                 (663,408)         (634,585)
   Pension plan                                                                                                   (252,526)
   Net unrealized gain on securities available for sale                                                           (320,331)
   Discount accretion                                                                            (10,664)          (30,647)
   Mortgage servicing rights                                                                    (145,915)         (121,862)
   Installment sales                                                                             (13,768)          (16,052)
                                                                                        ------------------------------------
         Total liabilities                                                                      (833,755)       (1,376,003)
                                                                                        ====================================
                                                                                              $1,318,783       $  (756,153)
                                                                                        ====================================

                                      (14)

FIRST DECATUR BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The income tax expense attributed to net gains on sales of securities available for sale during 1999, 1998, and 1997 was approximately $18,289, $22,436, and $3,747.


NOTE 13 -- OTHER COMPREHENSIVE INCOME

                                                                                               1999
                                                                       -----------------------------------------------------
                                                                                               TAX
                                                                                             BENEFIT
YEAR ENDED DECEMBER 31                                                 BEFORE-TAX AMOUNT    (EXPENSE)     NET-OF-TAX AMOUNT
----------------------------------------------------------------------------------------------------------------------------
Unrealized losses on securities:
   Unrealized holding losses arising during the year                        $(4,981,543)      $1,693,724       $(3,287,819)

   Less: reclassification adjustment for gains realized in net income            53,790          (18,289)           35,401
                                                                       -----------------------------------------------------

   Other comprehensive income                                               $(5,035,333)      $1,712,013       $(3,323,320)
                                                                       =====================================================


                                                                                               1998
                                                                       -----------------------------------------------------
                                                                                               TAX
YEAR ENDED DECEMBER 31                                                 BEFORE-TAX AMOUNT     EXPENSE      NET-OF-TAX AMOUNT
----------------------------------------------------------------------------------------------------------------------------

Unrealized gains on securities:
   Unrealized holding gains arising during the year                            $432,177        $(146,940)         $285,237
   Less: reclassification adjustment for gains realized in net income            65,988          (22,436)           43,552
                                                                       -----------------------------------------------------

   Other comprehensive income                                                  $366,189        $(124,504)         $241,685
                                                                       =====================================================


                                                                                               1997
                                                                       -----------------------------------------------------
                                                                                               TAX
YEAR ENDED DECEMBER 31                                                 BEFORE-TAX AMOUNT     EXPENSE      NET-OF-TAX AMOUNT
----------------------------------------------------------------------------------------------------------------------------

Unrealized gains on securities:
   Unrealized holding gains arising during the year                            $375,199        $(120,459)         $254,740

   Less: reclassification adjustment for gains realized in net income            11,019           (3,747)            7,272
                                                                       -----------------------------------------------------

   Other comprehensive income                                                  $364,180        $(116,712)         $247,468
                                                                       =====================================================

NOTE 14 -- COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business there are outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements. The Banks' exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Banks use the same credit policies in making such commitments as they do for instruments that are included in the consolidated balance sheet.


                                      (15)

FIRST DECATUR BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Financial instruments whose contract amount represents credit risk as of December 31 were as follows:

                                                                                          1999                1998
----------------------------------------------------------------------------------------------------------------------------
Commitments to extend credit                                                             $67,998,372         $57,150,000
Standby letters of credit                                                                  1,027,847           1,224,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Banks evaluate each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Banks' upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Banks to guarantee the performance of a customer to a third party.

The Company and subsidiaries are involved in various legal proceedings, claims and litigation arising out of the ordinary course of business. As previously reported, management has become aware of possible liabilities regarding reconciliation differences which involve the Company's subsidiary, FirsTech, Inc. in connection with its commercial remittance processing services. Following the completion of the Company's investigation of such matter, and after consultation with its professional advisors, the Company's Board of Directors directed that a liability in the amount of $1.65 million, net of income taxes, be recorded in the fourth quarter of 1999. At this time, no claim has been made, nor is management aware of any threatened claim by any of the Company's current or former remittance processing customers. Therefore, the amount of ultimate liability with respect to this matter may differ somewhat from the amount recorded.

It is the opinion of management that the disposition or ultimate resolution of any other claims and lawsuits arising out of the ordinary course of business will not have a material adverse effect on the consolidated financial position of the Company.


NOTE 15 -- DIVIDENDS AND CAPITAL RESTRICTIONS

Without prior approval of the Comptroller of the Currency, Decatur Bank is restricted by national banking laws as to the maximum amount of dividends it can pay in any calendar year to Decatur Bank's retained net profits (as defined) for that year and the two preceding years. At January 1, 2000, Decatur Bank had available retained earnings of approximately $4,064,000 for the payment of dividends without obtaining prior regulatory approval.


                                      (16)

FIRST DECATUR BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Without prior approval, Shelby Bank is restricted by Illinois law and regulations of the Office of Banks and Real Estate, State of Illinois, and the FDIC as to the maximum amount of dividends it can pay to its parent to the balance of the retained earnings account, adjusted for defined bad debts. At January 1, 2000, Shelby Bank had available retained earnings of approximately $11,276,000 for the payment of dividends.

As a practical matter, the Banks restrict dividends to a lesser amount because of their goal to maintain a strong capital structure.

NOTE 16 -- REGULATORY CAPITAl

The Company and Banks are subject to various regulatory capital requirements administered by the federal banking agencies and are assigned to a capital category. The assigned capital category is largely determined by three ratios that are calculated according to the regulations: total risk adjusted capital, Tier 1 capital, and Tier 1 leverage ratios. The ratios are intended to measure capital relative to assets and credit risk associated with those assets and off-balance sheet exposures of the entity. The capital category assigned to an entity can also be affected by qualitative judgments made by regulatory agencies about the risk inherent in the entity's activities that are not part of the calculated ratios.

There are five capital categories defined in the regulations, ranging from well capitalized to critically undercapitalized. Classification of a bank in any of the undercapitalized categories can result in actions by regulators that could have a material effect on a bank's operations. At December 31, 1999, the Company and Banks are categorized as well capitalized and met all subject capital adequacy requirements. There are no conditions or events since December 31, 1999 that management believes have changed the Company's or Banks' classification.

The Company's and Banks' actual and required capital amounts and ratios are as follows:

                                                                                 1999
                                            --------------------------------------------------------------------------------
                                                                          REQUIRED FOR ADEQUATE          TO BE WELL
                                                       ACTUAL                   CAPITAL (1)             CAPITALIZED (1)
                                            --------------------------------------------------------------------------------
DECEMBER 31                                       AMOUNT        RATIO       AMOUNT        RATIO       AMOUNT       RATIO
----------------------------------------------------------------------------------------------------------------------------
Total capital (1) (to risk-weighted assets)
   Consolidated                                  $58,151,000     21.8%      $21,378,000   8.0%                      N/A
   Decatur Bank                                   39,249,000     16.8        18,677,000   8.0        $23,346,000    10.0%
   Shelby Bank                                    12,223,000     34.7         2,816,000   8.0          3,520,000    10.0

Tier I capital (1) (to risk-weighted assets)
   Consolidated                                   54,807,000     20.5        10,689,000   4.0                       N/A
   Decatur Bank                                   36,325,000     15.6         9,338,000   4.0         14,007,000     6.0
   Shelby Bank                                    12,019,000     34.1         1,408,000   4.0          2,112,000     6.0

Tier I capital (1) (to average assets)
   Consolidated                                   54,807,000     11.2        19,538,000   4.0                       N/A
   Decatur Bank                                   36,325,000      8.9        16,371,000   4.0         20,464,000     5.0
   Shelby Bank                                    12,019,000     17.3        21,786,000   4.0          3,482,000     5.0

                                      (17)

FIRST DECATUR BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                 1998
                                            --------------------------------------------------------------------------------
                                                                          REQUIRED FOR ADEQUATE          TO BE WELL
                                                       ACTUAL                   CAPITAL (1)            CAPITALIZED (1)
                                            --------------------------------------------------------------------------------
DECEMBER 31                                       AMOUNT        RATIO       AMOUNT        RATIO       AMOUNT       RATIO
----------------------------------------------------------------------------------------------------------------------------
Total capital (1) (to risk-weighted assets)
   Consolidated                                  $55,398,000     23.8%      $18,653,000   8.0%                      N/A
   Decatur Bank                                   36,340,000     17.5        16,595,000   8.0        $20,744,000    10.0%
   Shelby Bank                                    11,402,000     40.2         2,272,000   8.0          2,840,000    10.0

Tier I capital (1) (to risk-weighted assets)
   Consolidated                                   52,475,000     22.5         9,327,000   4.0                       N/A
   Decatur Bank                                   33,757,000     16.3         8,297,000   4.0         12,446,000     6.0
   Shelby Bank                                    11,243,000     39.6         1,136,000   4.0          1,704,000     6.0

Tier I capital (1) (to average assets)
   Consolidated                                   52,475,000     12.4        16,886,000   4.0                       N/A
   Decatur Bank                                   33,757,000      9.0        14,977,000   4.0         18,722,000     5.0
   Shelby Bank                                    11,243,000     16.1         2,799,000   4.0          3,499,000     5.0

NOTE 17 -- EMPLOYEE BENEFIT PLANs

The Company's defined-benefit pension plan covered substantially all of Decatur Bank's and FirsTech's employees. Effective January 1, 1999, employees of the Shelby Bank were eligible, subject to vesting, to participate in the plan. The Company terminated the Plan on December 31, 1999 and determined that the Plan assets exceeded the obligation to the plan participants. As a result of the termination of the Plan, the Company recorded an estimated settlement loss of $2,139,256, recorded a gain on curtailment of $1,587,104 and reduced the related prepaid pension asset in accordance with Statement of Financial Accounting Standards No. 88, EMPLOYERS' ACCOUNTING FOR SETTLEMENTS AND CURTAILMENTS OF DEFINED BENEFIT PENSION PLANS AND FOR TERMINATION OF BENEFITS. These events resulted in a net charge to earnings of $742,724, including the 1999 net periodic benefit cost. Final distributions will be paid to all remaining participants in the form of lump-sum settlements. The following table sets forth the plan's funded status and amounts recognized in the consolidated financial statements:


                                      (18)

FIRST DECATUR BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


DECEMBER 31                                                                  1999              1998             1997
----------------------------------------------------------------------------------------------------------------------------
Change in benefit obligation
   Benefit obligation at beginning of year                                 $  9,871,856     $  7,329,830      $  7,143,765
   Service cost                                                                 591,115          333,557           313,654
   Interest cost                                                                642,736          515,981           481,060
   Actuarial (gain) loss                                                       (539,008)       2,025,857          (320,464)
   Benefits paid                                                               (520,005)        (333,369)         (288,185)
                                                                       -----------------------------------------------------
   Benefit obligation at end of year before consideration of the plan
     of termination                                                          10,046,694        9,871,856         7,329,830
   Adjustment due to the termination of the pension plan
     (i.e., curtailment)                                                     (1,402,067)
                                                                       -----------------------------------------------------
   Benefit obligation at end of year after consideration of the plan
     curtailment                                                              8,644,627        9,871,856         7,329,830
   Adjustment due to the remeasurement of the obligation before the
     settlement                                                               2,516,720
   Adjustment due to the termination of the pension plan
     (i.e., settlement)                                                     (11,161,347)
                                                                       -----------------------------------------------------
   Benefit obligation at end of year after consideration of the plan
     settlement                                                                       0        9,871,856         7,329,830
                                                                       -----------------------------------------------------

Change in plan assets
   Fair value of plan assets at beginning of year                            10,856,192        9,606,834         8,315,335
   Actual return on plan assets                                                 825,160        1,582,727         1,579,684
   Benefits paid                                                               (520,005)        (333,369)         (288,185)
                                                                       -----------------------------------------------------
   Fair value of plan assets at end of year before consideration
     of the plan termination                                                 11,161,347       10,856,192         9,606,834
   Adjustment due to the termination of the pension plan
     (i.e., settlement)                                                     (11,161,347)
                                                                       -----------------------------------------------------

   Fair value at end of year after consideration of the plan settlement               0       10,856,192         9,606,834
                                                                       -----------------------------------------------------

   Funded status                                                              1,114,653          984,336         2,277,004
   Unrecognized net actuarial (gain) loss                                      (165,330)         288,888          (954,917)
   Unrecognized prior service cost                                             (185,037)        (212,302)         (238,038)
   Unrecognized transition asset                                               (212,134)        (318,198)         (424,262)
                                                                       -----------------------------------------------------
   Prepaid benefit cost                                                         552,152          742,724           659,787

Effect of the Curtailment and Settlement Associated with the Plan
   Termination Pursuant to FAS 88

   Amount recognized into earnings due to the curtailment                     1,587,104
   Amount recognized into earnings due to the settlement                     (2,139,256)
                                                                       -----------------------------------------------------

   Prepaid benefit cost                                                  $             0     $   742,724       $   659,787
                                                                       =====================================================


                                      (19)

FIRST DECATUR BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


YEAR ENDED DECEMBER 31                                                       1999              1998             1997
----------------------------------------------------------------------------------------------------------------------------
Components of net periodic pension cost
   Service Cost                                                               $ 591,115        $ 333,557         $ 313,654
   Interest Cost                                                                642,736          515,981           481,060
   Expected return on plan assets                                              (909,950)        (799,956)         (691,077)
   Amortization of prior service cost                                           (27,265)         (25,736)          (19,455)
   Amortization of transitional asset                                          (106,064)        (106,064)         (106,064)
   Recognized net actuarial (gain) loss                                                             (719)
                                                                       ----------------------------------------------------

   Net periodic (benefit) cost                                                $ 190,572        $ (82,937)        $ (21,882)
                                                                       =====================================================
Assumptions used in the accounting were:
   Discount Rate                                                                 7.00%            7.00%             7.25%
   Rate of increase in compensation                                              5.00%            5.00%             5.00%
   Expected long-term rate of return on assets                                   8.50%            8.50%             8.50%

Effective June 1, 1999, the Company effected a plan-to-plan transfer with the First Decatur Bancshares, Inc. Employee 401(k) Savings Plan and the First National Bank of Decatur Employee Stock Ownership Plan. Shelby Bank's profit sharing plan assets were also rolled into this new plan at June 1, 1999. The new plan is named The First Decatur Bancshares Employee Savings and Stock Ownership Plan. The participant account balances in each fund were transferred pursuant to the First Decatur Bancshares Employee Savings and Stock Ownership Plan Trust Agreement for Company Stock, adopted June 1, 1999. All eligible employees of the Company and subsidiaries can participate in this plan. The Plan contains 401(k) features that qualify the plan under Section 401(a) of the Internal Revenue Code. The vesting of participant accounts will remain to be based on years of continuous service.

The cost of this amended plan is borne by the Company through contributions in amounts determined by the Board of Directors. The Company's expense for the plan was $252,000 for 1999. At December 31, 1999, approximately 126,915 shares of Company stock were held by the Plan.

Prior to June 1, 1999, Decatur Bank and FirsTech were included in the First Decatur Bancshares, Inc. Employee 401(k) savings plan in which substantially all employees participated. Under this plan, employees were able to make payroll deferrals not to exceed 15% of a participant's compensation. No matching contributions were made by the Company. Decatur Bank and FirsTech were also included in the First National Bank of Decatur Employee Stock Ownership Plan covering substantially all employees. The cost of the plan was borne by Decatur Bank and FirsTech through contributions to an Employee Stock Ownership Trust in amounts determined by the Board of Directors. Effective January 1, 1999, Shelby Bank employees were allowed to participate in the plan. Contributions to the plan in 1998 and 1997 were $185,000 and $173,000.

Prior to June 1, 1999, Shelby Bank had a profit sharing plan covering substantially all employees. Profit sharing expense for this plan was $54,488, and $46,902, for 1998 and 1997.


                                      (20)

FIRST DECATUR BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 18 -- RELATED PARTY TRANSACTIONS

The Banks have entered into transactions with certain directors, executive officers, significant stockholders and their affiliates or associates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.

The aggregate amount of loans, as defined, to such related parties were as follows:


Balances, January 1, 1999                                                                 $ 6,244,090
New loans, including renewals                                                               5,981,925
Payments, etc., including renewals                                                         (3,994,574)
                                                                                        ---------------

Balances, December 31, 1999                                                               $ 8,231,441
                                                                                        ===============

Deposits from related parties held by the Banks at December 31, 1999 and 1998 totaled 3,129,422 and $3,418,000.


NOTE 19 -- EARNINGS PER SHARE

Earnings per share (EPS) were computed as follows:

                                YEAR ENDED DECEMBER 31, 1999      YEAR ENDED DECEMBER 31, 1998     YEAR ENDED DECEMBER 31, 1997
                              -----------------------------------------------------------------------------------------------------
                                           Weighted      Per                 Weighted     Per                 Weighted      Per
                                            Average     Share                 Average    Share                 Average   Share
                                Income       Shares    Amount     Income       Shares    Amount    Income       Shares    Amount
                              -----------------------------------------------------------------------------------------------------
BASIC EARNINGS PER SHARE
   Income available to
     common stockholders       $4,136,208   2,765,241     $1.50  $5,611,424   2,882,370    $1.95  $5,093,058   2,885,090     $1.77
EFFECT OF DILUTIVE SECURITIES
   Stock options                                7,251                             7,351                            3,557
                              -----------------------------------------------------------------------------------------------------
DILUTED EARNINGS PER SHARE
   Income available to
     common stockholders and
     assumed  conversions      $4,136,208   2,772,492     $1.49  $5,611,424   2,889,721    $1.94  $5,093,058   2,888,647     $1.76
                              =====================================================================================================

NOTE 20 -- FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

CASH AND CASH EQUIVALENTS -- The fair value of cash and cash equivalents approximates carrying value.

SECURITIES AND MORTGAGED-BACKED SECURITIES -- Fair values are based on quoted market prices.


                                      (21)

FIRST DECATUR BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


LOANS -- For both short-term loans and variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair value for other loans is estimated using discounted cash flow analyses using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

INTEREST RECEIVABLE/PAYABLE -- The fair values of interest receivable/payable approximate carrying values.

DEPOSITS -- The fair values of demand and savings accounts are equal to the amount payable on demand at the balance sheet date. The carrying amounts for variable rate, fixed-term certificates and other time deposits approximate their fair values at the balance sheet date. Fair values for fixed-rate certificates and other time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on such time deposits.

FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER REPURCHASE AGREEMENTS--Federal funds purchased and securities sold under repurchase agreements are short-term borrowing arrangements. The rates at December 31, 1999 and 1998 approximate market rates, thus, the fair value approximates carrying value.

U.S. TREASURY DEMAND NOTES -- The fair value of U.S. Treasury demand notes approximates carrying value.

FHLB ADVANCES -- The fair value of these borrowings is estimated using discounted cash flow analysis using interest rates currently available for FHLB advances with similar terms.

OFF-BALANCE SHEET COMMITMENTS -- Commitments include commitments to extend credit and standby letters of credit and are generally of a short-term nature. The fair value of such commitments are based on fees currently charged to enter into similar arrangements, taking into account the remaining terms of the agreements and the counterparties' credit standings.


                                      (22)

FIRST DECATUR BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The estimated fair values of the Company's financial instruments are as follows:

                                                                    1999                               1998
                                                     -----------------------------------------------------------------------
                                                          CARRYING           FAIR            Carrying           Fair
DECEMBER 31                                                AMOUNT            VALUE            Amount            Value
----------------------------------------------------------------------------------------------------------------------------
ASSETS
   Cash and cash equivalents                              $37,961,487      $37,961,487       $43,369,165      $43,369,165
   Investment securities
     Available for sale                                   130,546,474      130,546,474       137,688,906      137,688,906
     Held to maturity                                      20,383,900       20,307,489        25,567,253       26,150,193
   Loans                                                  252,732,072      246,254,118       214,812,279      227,500,454
   Interest receivable                                      4,926,871        4,926,871         4,258,552        4,258,552

LIABILITIES
   Deposits                                               374,271,422      372,149,677       355,768,105      356,726,544
   Federal funds purchased and securities sold under
     repurchase agreements                                  7,590,804        7,590,804         9,386,310        9,386,310
   U.S. Treasury demand notes                               5,300,174        5,300,174           891,646          891,646
   FHLB advances                                           17,851,042       17,846,240        17,904,373       18,090,023
   Interest payable                                         2,578,715        2,578,715         2,487,981        2,487,981

OFF-BALANCE SHEET ASSETS (LIABILITIES)
   Commitments to extend credit                                     0                0                 0                0
   Standby letters of credit                                        0                0                 0                0

NOTE 21 -- BUSINESS INDUSTRY SEGMENTS

The Company currently operates in two industry segments. The primary business involves providing the typical banking services of generating loans and receiving deposits from customers. The Company also provides remittance processing and remittance collection services. The following is a summary of selected data for the various business segments:

                                         BANKING         REMITTANCE
                                        SERVICES          SERVICES        COMPANY (1)      ELIMINATIONS         TOTAL
----------------------------------------------------------------------------------------------------------------------------
1999
   Total interest income               $  29,147,451     $    105,623                     $     (105,623)    $  29,147,451
   Total non-interest income               4,551,515        8,718,326    $      135,266         (673,900)       12,731,207
   Total interest expense                 13,498,931                                            (105,623)       13,393,308
   Total non-interest expense             12,172,254        7,568,421         3,417,008         (673,900)       22,483,783
   Income before income tax                7,814,781        1,255,528        (3,281,742)                         5,788,567
   Income tax expense                      2,342,161          425,998        (1,115,800)                         1,652,359
   Total assets                          458,185,569        6,565,120        54,353,460      (55,091,513)      464,012,636
   Capital expenditures                      676,173        1,203,750                                            1,879,943
   Depreciation and amortization           1,018,897          436,700            24,120                          1,479,717

                                      (23)

FIRST DECATUR BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                         BANKING         REMITTANCE
                                        SERVICES          SERVICES        COMPANY (1)      ELIMINATIONS         TOTAL
----------------------------------------------------------------------------------------------------------------------------
1998
   Total interest income                 $27,606,774    $     126,510                     $     (126,510)      $27,606,774
   Total non-interest income               4,400,676        5,753,214     $     140,889         (676,011)        9,618,768
   Total interest expense                 13,026,700                                            (126,510)       12,900,190
   Total non-interest expense             11,265,806        5,317,631           136,679         (676,011)       16,044,105
   Income before income tax                7,440,944          562,093             4,210                          8,007,247
   Income tax expense                      2,199,453          194,938             1,432                          2,395,823
   Total assets                          438,563,027        5,331,970        53,359,620      (55,562,255)      441,692,362
   Capital expenditures                      836,694          274,193                                            1,110,887
   Depreciation and amortization             970,601          332,000            24,120                          1,326,721


1997
   Total interest income               $  26,321,431      $    68,781                      $     (68,781)    $  26,321,431
   Total non-interest income               3,984,798        4,769,532      $    140,654         (534,452)        8,360,532
   Total interest expense                 11,784,986                                             (68,781)       11,716,205
   Total non-interest expense             11,352,176        4,202,700           102,315         (534,452)       15,122,739
   Income before income tax                6,737,067          635,613            38,339                          7,411,019
   Income tax expense                      2,078,283          226,643            13,035                          2,317,961
   Total assets                          389,659,511        5,225,033        52,300,955      (54,948,133)      392,237,366
   Capital expenditures                      299,553          266,797                                              566,350
   Depreciation and amortization           1,080,848          384,300            24,000                          1,489,148

Information related to services or transfers between business segments is not reflected because such items are immaterial.


NOTE 22 -- CONDENSED FINANCIAL INFORMATION (PARENT COMPANY ONLY)

Presented below is condensed financial information as to financial position, results of operations and cash flows of the Company:

                                                  CONDENSED BALANCE SHEET
DECEMBER 31                                                                                 1999             1998
-------------------------------------------------------------------------------------------------------------------------
ASSETS
   Cash                                                                                 $     571,074     $     978,217
   Investment in Banks                                                                     45,935,679        45,536,165
   Investment in FirsTech                                                                   6,112,414         5,462,609
   Other assets                                                                             1,734,293         1,443,047
                                                                                        ---------------------------------

         Total assets                                                                     $54,353,460       $53,420,038
                                                                                        =================================

LIABILITIES                                                                              $  1,954,894    $       51,710
STOCKHOLDERS' EQUITY                                                                       52,398,566        53,368,328
                                                                                        ---------------------------------

         Total liabilities and stockholders' equity                                       $54,353,460       $53,420,038
                                                                                        =================================


                                      (24)

FIRST DECATUR BANCSHARES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          CONDENSED STATEMENT OF INCOME


YEAR ENDED DECEMBER 31                                                   1999              1998             1997
------------------------------------------------------------------------------------------------------------------------
INCOME
   Dividends from Banks                                                $  1,258,337     $  5,312,239      $  1,397,837
   Dividends from FirsTech                                                  179,723          187,355           187,102
   Other income                                                             135,266          140,889           140,654
                                                                       -------------------------------------------------
         Total income                                                     1,573,326        5,640,483         1,725,593
                                                                       -------------------------------------------------

EXPENSES
   Reconciliation liability                                               2,500,000
   Termination of pension plan and benefit costs                            742,724
   Other expense                                                            174,305          136,679           102,315
                                                                       -------------------------------------------------
         Total other expense                                              3,417,029          136,679           102,315

Income (loss) before income tax and equity in undistributed income
   of subsidiaries                                                       (1,843,703)       5,503,804         1,623,278
   Income tax expense (benefit)                                          (1,115,800)           1,432            13,035
                                                                       -------------------------------------------------


Income (loss) before equity in undistributed income of subsidiaries        (727,903)       5,502,372         1,610,243
Equity in undistributed income of subsidiaries                            4,864,111          109,052         3,482,815
                                                                       -------------------------------------------------

NET INCOME                                                             $  4,136,208     $  5,611,424      $  5,093,058
                                                                       =================================================


                        CONDENSED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31                                                  1999              1998             1997
-----------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
   Net income                                                         $  4,136,208     $  5,611,424      $  5,093,058
   Adjustments to reconcile net income to net cash provided by operating activities
     Equity in undistributed income of subsidiaries                     (4,864,111)        (109,052)       (3,482,815)
     Depreciation                                                           24,120           24,120            24,000
     Net changes in
       Other assets                                                        (43,984)         (15,476)           86,420
       Liabilities                                                       1,903,184            2,110            22,138
                                                                      -------------------------------------------------
     Net cash provided by operating activities                           1,155,417        5,513,126         1,742,801

FINANCING ACTIVITIES
   Dividends paid                                                       (1,438,060)      (1,499,594)       (1,384,837)
   Net treasury stock transactions                                        (124,500)      (3,338,010)         (171,404)
                                                                      -------------------------------------------------
         Net cash used by financing activities                          (1,562,560)      (4,837,604)       (1,556,241)
                                                                      -------------------------------------------------
NET CHANGE IN CASH                                                        (407,143)         675,522           186,560
CASH AT BEGINNING OF YEAR                                                  978,217          302,695           116,135
                                                                      -------------------------------------------------
CASH AT END OF YEAR                                                   $    571,074      $   978,217       $   302,695
                                                                       =====================================================

                                      (25)